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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      December 12, 2003 (December 5, 2003)

                               WINWIN GAMING, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                         84-1219819
----------------------------                ------------------------------------
(State or Other Jurisdiction                (IRS Employer Identification Number)
     of Incorporation)

                                     0-21566
                             ----------------------
                             Commission File Number

                             2980 Rainbow Boulevard
                                   Suite 200K
                             Las Vegas, Nevada 89146
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (702) 233-4138
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              (Registrant's Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 5, 2003, the board of directors of WinWin Gaming, Inc. (the "Company") adopted resolutions amending and restating the bylaws of the Company in order to update the bylaws and to provide for enhanced corporate governance and other provisions. Also on such date, the board of directors adopted resolutions expanding the size of the entire board of directors to five. The following new directors were appointed to the board in order to fill the vacancies created by the expansion of the board. These new directors will serve as directors until the next annual meeting of the stockholders of the Company and until their successors are duly elected and qualified

Mr. Arthur J. Petrie, age 69, has been in the real estate development and investment business for the past 45 years. He is Chairman of the Board of Petrie Development Corporation, formed in 1976, and General Manager of Asset Development Services, LLC, a real estate investment company located in Las Vegas, Nevada. Mr. Petrie's experience in commercial real estate includes development for Wal-Mart, Sam's Club, K-mart, Hy-Vee, and other retail users, development of apartment complexes, and redevelopment of a university campus to offices and housing. Mr. Petrie is a General Partner in several publicly syndicated partnerships and has extensive experience in developing companies as a shareholder, member of the board, and officer. Mr. Petrie has also served on the Mankato State University Foundation and as Chairman of the Minnesota World Trade Center.

Mr. Dwight V. Call, age 69, is the President and owner of MC Foods, Inc., d/b/a Magee's, a restaurant, nuts and butters operating in Los Angeles, California. He is also the President and Owner of Call and Call, an accountancy corporation that began operations in 1962. Mr. Call is also a full Professor of Accounting and MIS at California State University - Northridge. He is a frequent lecturer on matters relating to taxation and accounting and has spoken before the International Business and Economics Research Conference regarding matters relating to employee stock options. Mr. Call is also an accomplished author and has written several articles on matters relating to taxation and accounting.

Mr. Peter Pang, age 50, is the founder of IPO Pang, P.C., a premier international law firm with offices in Guangzhou, People's Republic of China and Oakland, California that specializes in assisting U.S. companies entering the Chinese market with complex, high-profile legal and business cases. Prior to forming IPO Pang, Mr. Pang served as Vice President and General Counsel of Dole Packaged Foods, Assistant General Counsel of Nissan North America and corporate counsel to Hershey Foods Corporation and Shell Oil Company. Mr. Pang is licensed to practice law in several jurisdictions in the United States, including California, New York, Pennsylvania and Texas, and is also an acknowledged Foreign Legal Consultant in China where he has provided legal advice to the City of Guangzhou and the Ministry of Television and Foreign Trade and Economics Commission. Mr. Pang is also an expert on intellectual property law and is the author of several chapters on protecting Trade Secrets, CEB 2003.

Following the appointment of the new board members a meeting was held by the expanded board and the following officers were appointed and/or their titles were changed. Patrick Rogers was appointed as the Co-Chairman, Chief Executive Officer and President of the Company. Benjamin Perry was appointed as the Co-Chairman and Founder of the Company. Peter Pang was appointed as the Vice President and General Counsel of the Company and Monica Soares was appointed as the Secretary and Acting Treasurer of the Company. Parick Rogers and Moncica Soares are husband and wife.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits.

      3.1 Amended and Restated Bylaws of the Company, adopted by the Board of Directors on December 5, 2003.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WINWIN GAMING, INC.


                                        By: /s/ Patrick Rogers
                                           -------------------------------------
                                           Patrick Rogers, President

DATED: December 12, 2003

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                                  EXHIBIT INDEX

Exhibit
Number      Exhibit Description
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3.1         Amended and Restated Bylaws of the Company, adopted by the Board of
            Directors on December 5, 2003